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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                   FORM 8-K/A




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT of 1934



       Date of Report (Date of Earliest Event Reported) October 25, 1996



                              INNKEEPERS USA TRUST
             (Exact name of registrant as specified in its charter)


                   Maryland                                         0-24568                             65-0503831
         (State or other jurisdiction                        (Commission File No.)                    I.R.S. Employer
               of incorporation)                                                                   (Identification No.)
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                            306 Royal Poinciana Way
                           Palm Beach, Florida 33480
                    (Address of principal executive offices)


                                 (407) 835-1800
              (Registrant's telephone number, including area code)


                                      N/A
         (former name or former address, if changed since last report)
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ITEM 5.  ACQUISITION OR DISPOSITION OF ASSETS

Innkeepers USA Trust, a Maryland real estate investment trust (the
"Registrant"), filed a report on form 8-K (the "Report") to report the acquisitions on October 25, 1996 (the "Closing Date") by Innkeepers USA Limited
Partnership, a Virginia limited partnership (collective with its subsidiary partnerships, the "Partnership") of which Innkeepers Financial Corporation, a Virginia corporation and a wholly-owned subsidiary of the Registrant, serves as sole general partner, of a 160-room Residence Inn hotel in Atlanta (Downtown), Georgia (the "Atlanta Residence Inn") and a 150-room Hampton Inn hotel in
Norcross, Georgia (the "Norcross Hotel" and, together with the Atlanta
Residence Inn, the "Atlanta Hotels").

The Report inadvertently reported the acquisitions under Item 2 of Form 8-K, Acquisition or Disposition of Assets, rather than under Item 5, Other Events.
The acquisitions werre not required to be reported under Item 2 as they did not constitute the acquisition of a significant amount of assets as defined in Form
8-K and applicable rules promulgated under the Securities Act of 1933, as amended. Therefore, this amendment to the Report correctly reports the acquisitions under Item 5.

The Atlanta Hotels were purchased from JF Atlanta, LLC, a Georgia limited liability company ("JF Atlanta"). JF Atlanta is majority-owned by Mr. Jeffrey
Fisher, Chairman of the Registrant.  The Partnership acquired the Atlanta
Hotels from JF Atlanta for cash purchase prices of approximately $18,125,000 and $9,675,000, respectively, which approximated the purchase prices paid by JF
Atlanta plus closing and financing costs incurred by JF Atlanta through the Closing Date. The Partnership's purchase price for the Atlanta Hotels was paid with a portion of the proceeds of an 11,500,000 Common Share follow-on offering completed on the Closing Date (the "Offering"). JF Atlanta purchased the
Atlanta Hotels on September 6, 1996 solely to facilitate their acquisition by the Partnership after the Offering. If the Partnership had acquired the Atlanta Hotels prior to the Offering, the additional debt financing that might have been required to complete the purchases could have caused the Registrant's consolidated indebtedness to exceed the limitation on indebtedness contained in its declaration of trust.

The Atlanta Hotels are leased by the Partnership to an affiliate of JF Hotel, Inc., which, together with other corporations with identical ownership
(collectively, the "Lessee"), lease all of the Partnership's hotels.  The
Lessee is majority-owned by Mr. Fisher. The Lessee leases the Partnership's hotels pursuant to percentage leases which provide for rent equal to the greater of (i) fixed base rent or (ii) percentage rent based on room revenues of the hotel. The percentage leases for the Atlanta Hotels have terms of ten years. The base rent under the percentage lease on the Atlanta Residence Inn is $1,260,000. The percentage rent for the Atlanta Residence Inn is 30% of room revenue up to $3,100,000, plus 68% of room revenue in excess of $3,100,000. The base rent under the percentage lease on the Norcross Hotel is $665,000. The percentage rent for the Norcross Hotel is 30% of room revenue up to $1,500,000, plus 68% of room revenue in excess of $1,500,000. The Atlanta
Hotels will continue to be operated as hotel properties.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS

(a)      Financial Statements

         Not applicable.

(b)      Pro Forma Financial Information

         Not applicable.

(c)      Exhibits





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         10.1    Agreement of Purchase and Sale dated September 3, 1996 between
         JF Atlanta, LLC and Innkeepers USA Limited Partnership (Atlanta
         Residence Inn).

         10.2    Agreement of Purchase and Sale dated August 31, 1996 between
         JF Atlanta, LLC and Innkeepers USA Limited Partnership (Norcross
         Hotel).





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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         INNKEEPERS USA TRUST



January 21, 1997                         /s/ David Bulger
----------------                         -----------------------------------
Date                                     David Bulger
                                         Chief Financial Officer





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                                 EXHIBIT INDEX

* 10.1   Agreement of Purchase and Sale dated September 3, 1996 between JF
         Atlanta, LLC and Innkeepers USA Limited Partnership (Atlanta Residence
         Inn).

* 10.2   Agreement of Purchase and Sale dated August 31, 1996 between JF
         Atlanta, LLC and Innkeepers USA Limited Partnership (Norcross Hotel).




______________________

*   Previously filed.





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